SEVENTH AMENDMENT TO CREDIT AGREEMENT

     THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this "Seventh Amendment"), dated as of September 30, 1999, is entered into by and among RIGHTCHOICE MANAGED CARE, INC. (the "Company"), the several financial institutions party hereto (the "Banks"), BANK OF AMERICA, NATIONAL ASSOCIATION, as administrative agent for itself and the Banks (the "Administrative Agent") and MERCANTILE BANK NATIONAL ASSOCIATION, as co-agent for the Banks (the "Co-Agent"), and amends the Credit Agreement dated as of August 10, 1995 among the Company, the Banks and the Administrative Agent, as amended by a First Amendment to Credit Agreement dated as of November 14, 1995, a Consent and Second Amendment to Credit Agreement dated as of December 29, 1995, a Third Amendment to Credit Agreement dated as of August 9, 1996, a Fourth Amendment to Credit Agreement dated as of November 13, 1996, a Fifth Amendment to Credit Agreement dated as of February 11, 1997 and a Sixth Amendment to Credit Agreement dated as of September 30, 1997 (as so amended, the "Agreement").

                           RECITAL

     The Company has requested that the Agreement be amended on the terms and conditions set forth herein, and the Banks, the Administrative Agent and the Co-Agent are willing to do so.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms. All terms used herein shall have the same meaning as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

2. Amendatory Provisions to Agreement. The parties hereto agree that the Agreement is hereby amended as follows:

(a) All references in the Agreement to "Bank of America National Trust and Savings Association" are hereby deleted and replaced with "Bank of America, National
Association".

(b)            All references in the Agreement to
"Nationsbank, N.A., as co-agent" or "The Boatman's National
Bank of St. Louis, as co-agent" are hereby deleted and replaced with "Mercantile Bank National Association as co-agent".

(c)            The definition of the term "Applicable
Margin" in Section 1.1 of the Agreement is amended and restated in its entirety to read as follows:

          "Applicable Margin" means, (i) prior to the Margin Reduction Date, in the case of Loans bearing interest at the Offshore Rate, 2.50% (or 250 basis points) and, in the case of Loans bearing interest at the Base Rate, 1.50% (or 150 basis points) and (ii) after the Margin Reduction Date, in the case of Loans bearing interest at the Offshore Rate, 2.25% (or 225 basis points) and, in the case of Loans bearing interest at the Base Rate, 1.25% (or 125 basis points).

(d) There shall be added to Section 1.1 of the Agreement, in appropriate alphabetical sequence, a new definition reading in its entirety as follows:

          "Margin Reduction Date" means the date upon which the Company shall have certified to the Agent that the Debt to EBITDA Ratio as of the last day of the immediately preceding fiscal quarter of the Company was less than 1.0 to 1.0.

(e) The definition of the term "Interest Period" in Section 1.1 of the Agreement is hereby amended by deleting the date "August 10, 2000" in clause (iii) thereof and replacing it with "the Termination Date".

(f) The definition of the term "Termination Date" in Section 1.1 of the Agreement is hereby amended by deleting the date "August 10, 2000" and replacing it with "January 2, 2002".

(g) Schedule 2.1 of the Agreement is amended and restated in its entirety to read as set forth on Schedule
2.1 hereto.

(h) The chart appearing in Section 2.7(a) of the Agreement is amended and restated in its entirety to read as follows:

          Date                     Maximum Commitment

     September 30, 1999            $36,063,000
     December 31, 1999             $34,063,000
     March 31, 2000                $32,063,000
     June 30, 2000                 $30,063,000
     September 30, 2000            $28,063,000
     December 31, 2000             $26,063,000
     March 31, 2001                $24,063,000
     June 30, 2001                 $22,063,000
     September 30, 2001            $20,063,000
     January 2, 2002               $0

(i) There shall be added to the Credit Agreement a new Section 6.16 reading in its entirety as follows:

          6.16. Year 2000 Compliance. The Company is (i) developing a review and assessment of all areas within its and each of its Subsidiaries' business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the inability of certain computer applications to recognize correctly and perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999),
     (ii) developing a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implementing that plan in accordance with that timetable. The Company reasonably believes that all computer applications that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant").

(j) Clause (f) of Section 7.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

          (f) (i) indebtedness of any Subsidiary to the Company outstanding as of June 30, 1999 and (ii) up to $7,000,000 of additional indebtedness of the Company's Subsidiaries to the Company or other Subsidiaries incurred at any time thereafter; provided, however, that no indebtedness permitted by clause (ii) shall be incurred by a Subsidiary except to the extent necessary to meet regulatory capital requirements or capital requirements of Blue Cross and Blue Shield; and

(k) Section 7.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

          (a)  At any time, the ratio of (i) cash and
     Marketable Securities held by it and its Subsidiaries to (ii) medical claims payable and unearned premiums of the Company and its Subsidiaries to be less than 1.25:1.0.

(l)            From and after the date hereof, the
Commitments of The Bank of Nova Scotia and Foothill Capital
Corporation (collectively, the "Exiting Banks") shall be terminated.

3. Representations and Warranties. The Company represents and warrants to the Banks, the Administrative
Agent and the Co-Agent:

3.1. Authorization. The execution, delivery and performance of this Seventh Amendment by the Company has been duly authorized by all necessary corporate action by the Company and has been duly executed and delivered by the Company.

3.2. Binding Obligation. This Seventh Amendment and the Agreement are legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms, except to the extent enforceability thereof may be limited by applicable law relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by the application of general principles of equity.

3.3. No Legal Obstacles to Agreements. Neither the execution of this Seventh Amendment, the making by the Company of any borrowings under the Agreement, nor the performance of the Agreement by the Company has constituted or resulted in or will constitute or result in a breach of the provisions of any material agreement, or the violation of any Requirement of Law, or result in the creation under any material agreement of any security interest, lien, charge, or encumbrance upon any of the assets of the Company, except as contemplated by the Agreement. No approval or authorization of any Governmental Authority is required to be obtained by the Company to permit the execution, delivery or performance by the Company of this Seventh Amendment, the Agreement as amended hereby, or the transactions contemplated hereby or thereby, or the making of any borrowing by the Company under the Agreement, except as set forth on Schedule 5.3 to the Agreement.

3.4.             Incorporation of Certain Representations.
The representations and warranties set forth in Article V of the Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

3.5.             Default   No Default or Event of Default
under the Agreement has occurred and is continuing.

4. Conditions, Effectiveness. The effectiveness of this Seventh Amendment shall be subject to the compliance by the Company with its agreements herein contained, and to the delivery of the following to Administrative Agent in form and substance satisfactory to Administrative Agent:

4.1.             Authorized Signatories.  A certificate,
signed by the Secretary or an Assistant Secretary of the Company and dated the date of this Seventh Amendment, as to the incumbency of the person or persons authorized to execute and deliver this Seventh Amendment and any instrument or agreement required hereunder on behalf of the Company.

4.2. Authorizing Resolutions. A certificate, signed by the Secretary or an Assistant Secretary of the Company and dated the date of the Seventh Amendment, certifying the board resolutions authorizing the transactions contemplated by this Seventh Amendment.

4.3.             Notes.  New Notes, dated as of the date
hereof, payable to each of the Banks against the return and cancellation of the outstanding notes.

4.4.             Amendment Fee.  Payment to the Administrative
Agent, for the pro rata benefit of each Bank approving this Seventh Amendment, of an amendment fee in the amount of $285,472.50 (representing 75 basis points on the aggregate
Commitments).

4.5.             Termination of Commitments of Exiting Banks.
Evidence of the repayment of all Obligations of the Company to the Exiting Banks and the termination of their Commitments under the Agreement.

4.6. Other Evidence. Such other evidence with respect to the Company or any other person as the Administrative Agent or any Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Seventh Amendment and the Agreement and the compliance with the conditions set forth herein.

5.             Miscellaneous.

5.1. Effectiveness of the Agreements. Except as hereby amended, the Agreement shall remain in full force and effect.

5.2. Waivers. This Seventh Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

5.3. Counterparts. This Seventh Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Seventh Amendment shall not become effective until the Company, the Banks, the Administrative Agent and the Co-Agent shall have signed a copy hereof, and HealthLink shall have consented hereto, whether the same or counterparts, and the same shall have been delivered to the Administrative Agent.

5.4. GOVERNING LAW. THIS Seventh Amendment, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF ILLINOIS; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              RIGHTCHOICE MANAGED CARE, INC.


                              By:    /s/ John O'Rourke
                              Title: President and CEO


                              By:    /s/ Sandra Van Trease
                              Title: Sr. EVP, COO and CFO


                              BANK OF AMERICA, NATIONAL
                              ASSOCIATION, as Administrative
                              Agent


                              By:    /s/ Charles Graber
                              Title: Vice President


                              BANK OF AMERICA, NATIONAL
                              ASSOCIATION, as a Bank


                              By:    /s/ Beth Filipponi
                              Title: Vice President


                              MERCANTILE BANK NATIONAL
                              ASSOCIATION, as Co-Agent and
                              as a Bank


                              By:    /s/ Ann L. Vazquez
                              Title: Vice President

                    CONSENT OF GUARANTOR


     The undersigned, as guarantor of the obligations of RightChoice Managed Care Inc. (the "Company") under the HealthLink Guaranty dated as of August 10, 1995, hereby consents to the foregoing Seventh Amendment to Credit Agreement dated as of even date herewith and confirms that the HealthLink Guaranty remains in full force and effect after giving effect thereto and represents and warrants that there is no defense, counterclaim or offset of any type or nature thereunder. Capitalized terms used herein have the meanings specified in the foregoing Seventh Amendment.

Dated as of September 30, 1999

                              HEALTHLINK, INC.


                              By:    /s/ John O'Rourke
                              Title: Chairman

                        SCHEDULE 2.1

               COMMITMENTS AND PRO RATA SHARES


           Bank                Commitment       Pro Rata Share
Bank of America, National
Association                   $ 19,031,500            50%
Mercantile Bank National
Association                   $ 19,031,500            50%
          TOTAL               $ 38,063,000           100%